EXHIBIT 99.1



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 11-K

(mark one)
 [X] ANNUAL REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
          For the fiscal year ended April 30, 1994

                                       or

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                          Commission File No.: 1-7707

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:



                                Medtronic, Inc.
                            7000 Central Avenue N.E.
                             Minneapolis, MN 55432

                                   SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plans) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

                                               MEDTRONIC, INC. AND PARTICIPATING
                                          EMPLOYERS SUPPLEMENTAL RETIREMENT PLAN

Date: October 18, 1994                                      /s/ Janet S. Fiola
                                                       -------------------------
                                                                  Janet S. Fiola
                                                          Senior Vice President,
                                                                 Human Resources

                       MEDTRONIC, INC. AND PARTICIPATING
                     EMPLOYERS SUPPLEMENTAL RETIREMENT PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION

                            APRIL 30, 1994 AND 1993

                       MEDTRONIC, INC. AND PARTICIPATING
                     EMPLOYERS SUPPLEMENTAL RETIREMENT PLAN
                              FINANCIAL STATEMENTS
                           AND ADDITIONAL INFORMATION
                            APRIL 30, 1994 AND 1993

TABLE OF CONTENTS TO FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION

                                                                            PAGE
Financial Statements:


    Report of Independent Accountants                                         1

    Statement of Net Assets Available for Benefits                            2

    Statement of Changes in Net Assets Available for Benefits                 3

    Notes to Financial Statements                                          4-11


Additional Information:*


    Schedule I - Item 27a Form 5500 - Schedule of Assets
                                       Held for Investment Purposes          12

    Schedule II - Item 27d Form 5500 - Schedule of Reportable Transactions   13





* Other schedules required by Section 2520.103-10 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA have been omitted because they are not applicable.

                       Report of Independent Accountants



September 30, 1994

To the Participants and Administrator
 of the Medtronic, Inc. and Participating
 Employers Supplemental Retirement Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan at April 30, 1994 and 1993, and the changes in net assets for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS



                                                                                          April 30,
Assets                                                                            1994                1993
- ------                                                                      ---------------       --------


Investments at Market:
     VMMR Prime Portfolio                                                    $   928,637         $    23,555
     Vanguard Wellington Fund                                                 36,713,136          19,496,825
     Medtronic, Inc. Stock Fund                                               51,432,564          30,930,365
     Vanguard 500 Portfolio Index Trust                                       18,107,847          11,006,626
     Vanguard Explorer Fund                                                    4,977,881             322,489
     Vanguard Windsor II Fund                                                  6,774,415             799,986
     Vanguard Wellesley Income Fund                                              660,143                  --
     Vanguard Prime Cap Fund                                                     557,868                  --
     Vanguard International Growth Fund                                        1,840,322                  --
     Vanguard Bond Market Fund                                                   263,263                  --
                                                                           -------------    ----------------
                                                                             122,256,076          62,579,846
Deposits with Insurance Companies, at contract value                          85,490,147          35,941,049
                                                                           -------------        ------------
     Total Investments                                                       207,746,223          98,520,895

Participant Loans Receivable                                                   6,323,465           5,277,048

Interest in Master Trust Fund                                                 17,968,763          22,594,115

Contributions Receivable:
     Employer, net of forfeitures                                              4,944,163           5,875,698
     Employee                                                                  1,370,879           1,245,052
                                                                            ------------        ------------

     Total Assets                                                            238,353,493         133,512,808

Liabilities

Accrued Expenses                                                                      --              19,536
                                                                            ------------      --------------

Net Assets Available for Benefits                                           $238,353,493        $133,493,272
                                                                            ============        ============




The accompanying notes are an integral part of these financial statements.

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS


                                              Years ended April 30,
                                              1994            1993
Additions:

Contributions:
     Employer                               7,227,641   $   8,186,976
     Employee                              18,151,867      13,716,732

Investment Activity:
     Interest and Dividend Income           8,232,461       1,300,611
     Other Investment Income, Net           8,826,983       5,315,958
                                        -------------   -------------
       Net Investment Income               17,059,444       6,616,569
Net Investments Transferred from
       the Profit Sharing Plan             70,117,373              --
     Total Additions                      112,556,325      28,520,277

Deductions:

Benefit Payments                           7,696,104       3,393,039
Expenses                                          --          19,536
                                        -------------   -------------
     Total Deductions                       7,696,104       3,412,575
                                        -------------   -------------

Net Increase in Net Assets                104,860,221      25,107,702

Net Assets Available for Benefits:

Beginning of Year                         133,493,272     108,385,570
                                       -------------   -------------

End of year                             $ 238,353,493   $ 133,493,272
                                        =============   =============




The accompanying notes are an integral part of these financial statements.

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN


                         NOTES TO FINANCIAL STATEMENTS


NOTE 1--DESCRIPTION OF THE PLAN

The Medtronic, Inc. and Participating Employers Supplemental Retirement Plan (the Plan) is a defined contribution plan created by Medtronic, Inc. (the company). It is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Plan provides for a regular savings program whereby participants may deposit between 2% and 12% of their monthly salary. The trustees of the Plan are Vanguard Fiduciary Trust Company (Vanguard Trust) and First Trust National Association (First Trust), hereinafter collectively referred to as the "Trustees." In fiscal 1994, the company paid certain administrative expenses of the Plan.

The company matches at least 25% of the employee contribution, up to 6% of compensation. The company may contribute additional amounts, up to an additional 75% of the amount contributed by the employee, if certain performance goals are achieved.

A participant acquires a vested interest in the company contributions upon completing one year of service, at which time the participant is 20% vested. Additional vesting accrues at the rate of 20% per year thereafter. Participants are 100% vested in their own contributions at all times. Participant forfeiture of nonvested amounts reduce the company contribution.

Participants direct investment of funds allocated to their accounts. Participants direct funds among eleven investments. Seven of these investments were effective upon the completion of the trustee transfer on January 1, 1993 (Note 4). The Wellington Fund, a balanced fund, consists of common stocks and fixed income securities. The Interest Income Fund consists of deposits with insurance companies at fixed rates of return. The Medtronic, Inc. Stock Fund consists of holdings in Medtronic, Inc. common stock. The Vanguard 500 Portfolio Index Trust consists of stocks comprising the Standard and Poors 500 Index. The Vanguard Explorer Fund is an aggressive growth fund consisting of common stocks of small companies. The Vanguard Prime Portfolio consists of high-quality money market instruments. The Windsor II fund, a growth and income fund, consists of common stocks that, in the opinion of the investment advisor, are undervalued in the marketplace.

Effective March 1, 1994, four additional investment options were added. The Bond Index Fund is a bond fund that seeks to parallel the performance of an established Bond Index. The Vanguard Wellesley Income Fund, a balanced fund, invests in corporate bonds and stocks with above average dividend yields. The Vanguard Prime Cap Fund consists of stock, that in the opinion of the investment advisor, have strong earnings growth potential. The Vanguard International Growth Portfolio, an international stock fund, consists of non-U.S. stocks selected for their appreciation potential.

Termination or retirement benefits are paid by the Trustees in accordance with the provisions of the Plan and the instructions of the Medtronic, Inc., acting as plan administrator. In the event the Plan were terminated, participants become fully vested and the company would cause all amounts in the hands of the trustees to be allocated and distributed to the participants based upon their investment balance.






NOTE 2--PROFIT SHARING PLAN MERGER

Effective August 16, 1993, the Medtronic, Inc. and Participating Employers Profit Sharing Plan was merged into the Plan. This is reflected in the Statement of Changes in Net Assets as a transfer of assets. Participants in the former Profit Sharing Plan can choose to invest their balances within the same investment options described above (Note 1).


NOTE 3--SUMMARY OF ACCOUNTING PRINCIPLES

Basis of Presentation

The financial statements of the Plan are prepared on the accrual basis of accounting.

Valuation of Investments

Investments are stated at fair market value as determined by the Trustees or the active market, except guaranteed investment contracts which are valued at contract value.

Investment Activity

Interest and dividend income consists of amounts earned on investments in the Plan's separate trust held by Vanguard Trust. Other investment income, net consists of the Plan's interest in the activity of the master trust (Note 4) and the realized and unrealized gains and losses of the separate trust.

NOTE 4--TRUSTEE TRANSFER

Prior to January 1, 1993, assets of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan were invested by First Trust in a master trust fund with the assets of the Medtronic, Inc. and Participating Employers Profit Sharing Plan, the Medtronic, Inc. and Participating Employers Retirement Plan (Pension Plan), the Medtronic, Inc. Employee Stock Ownership Plan (ESOP) and the Andover Medical Incorporated Retirement Savings Plan. Effective January 1, 1993, Vanguard Trust replaced First Trust as the trustee for all assets of the master trust fund, excluding certain deposits with insurance companies, the assets of the Pension Plan, and certain unallocated stock held in the master trust attributable to the ESOP. The assets transferred out of the master trust were transferred into separate trusts for each benefit plan. Assets previously held by First Trust in the Balanced Fund, Interest Income Fund, Medtronic Stock Fund, and Stock Index Fund were transferred into Vanguard's Wellington Fund, Interest Income Fund, Medtronic, Inc. Stock Fund, and Vanguard 500 Portfolio Index Trust, respectively.

On January 1, 1993, Vanguard Trust replaced William M. Mercer, Inc. as recordkeeper of the Plan assets held by Vanguard Trust. Vanguard Trust maintains a separate account in the name of each participant in the Plan to record the assets allocated to the participant and the earnings, losses, disbursements and expenses credited thereto. Medtronic, Inc. and First Trust act as recordkeepers for the remaining assets held in the master trust.







NOTE 5--BENEFIT OBLIGATIONS

Differences in the amounts reported in the financial statements and the Form 5500 relate to benefit obligations at April 30, 1994 and 1993, for persons who have withdrawn from participation in the Plan as follows:



                                      April 30, 1994  April 30, 1993

Vanguard Wellington Fund .........       $  47,090       $ 138,835
Medtronic, Inc. Stock Fund .......          43,988         149,155
Vanguard 500 Portfolio Index Trust          33,106          60,972
Deposits with Insurance Companies           60,009         184,277
Participant Loans Fund ...........           9,915          89,352
Vanguard Explorer Fund ...........           6,677            --
VMMR Prime Portfolio Fund ........              91            --
Vanguard Windsor II Fund .........           2,437            --
                                         ---------       ---------
                                         $ 203,313       $ 622,591
                                         =========       =========



NOTE 6--TAX STATUS

The Plan has received a favorable determination letter of tax qualification from the Internal Revenue Service. The Plan administrator believes the Plan continues to qualify under the provision of Section 401(a) of the Internal Revenue Code, and that the related trust is exempt from federal income tax.

NOTE 7--INVESTMENTS

Effective January 1, 1993, substantially all of the assets of the Plan, excluding certain deposits with insurance companies, were transferred from the master trust held by First Trust into a separate trust held by Vanguard Trust (Note 4). During the years ended April 30, 1994 and 1993 the Plan had transactions with Vanguard Trust and First Trust, the Plan's trustees, which are allowed by the Plan and are acceptable under the Internal Revenue Code. These transactions are classified as party-in-interest transactions. The investments held by Vanguard Trust as of April 30, 1994 and 1993 and the statement of changes for the periods then ended are presented in the following table:


                                        VMMR        Vanguard          Interest        Medtronic       Vanguard 500        Vanguard
                                        Prime      Wellington          Income            Inc.           Portfolio         Explorer
                                      Portfolio       Fund              Fund          Stock Fund       Index Trust           Fund

1994

Balance, April 30, 1993           $     23,555     $ 19,496,825     $ 35,941,049     $ 30,930,365     $ 11,006,626     $    322,489
Net Assets Transferred from
 Profit Sharing Plan                    43,968       11,619,437       39,433,756       12,828,088        5,452,600          108,391
Contributions                          185,969        4,017,940        9,997,309        7,108,213        2,806,007          713,824
Inter Fund Transfers                   694,728        1,922,302       (7,011,631)      (6,233,615)      (1,381,037)       3,780,682
Interest and dividend Income            12,773        2,173,721        4,040,393          372,790          484,134          382,122
Realized/Unrealized Gain(Loss)              42         (996,318)            (378)       8,099,663          251,342         (276,196)
Distributions                          (32,398)      (1,520,771)      (3,589,914)      (1,672,940)        (511,825)         (53,431)
Net Assets transferred from
 Master Trust                                                          6,679,563

Balance April 30, 1994            $    928,637     $ 36,713,136     $ 85,490,147     $ 51,432,564     $ 18,107,847      $ 4,977,881

1993
Balance, April 30, 1992           $         --     $         --     $         --     $         --     $         --     $        --
Net Assets Transferred from
 Master Trust                               --       18,398,867       37,492,587       37,399,171       10,778,477
Contributions                            7,709          806,857        2,201,898        1,882,552          633,983           40,064
Inter Fund Transfers                    15,698         (569,841)      (3,492,201)       3,533,796         (507,035)         291,844
Interest and dividend Income               148          195,347          759,036          103,271           68,425               --
Realized/Unrealized Gain(Loss)              --          854,577               --      (11,715,163)         127,808           (9,419)
Distributions                               --         (188,982)      (1,020,271)        (273,262)         (95,032)              --

Balance April 30, 1993            $     23,555     $ 19,496,825     $ 35,941,049     $ 30,930,365     $ 11,006,626     $    322,489



                                   Vanguard                       Vanguard    Vanguard    Vanguard       Vanguard
                                  Windsor II       Loan        Wellesley Inc. PrimeCap  Int'l Growth       Bond
                                     Fund          Fund             Fund        Fund        Fund          Market         Total
1994
Balance, April 30, 1993         $   799,986    $  5,277,048    $        --   $     --   $       --      $     --   $103,797,943
Net Assets Transferred from
 Profit Sharing Plan                631,133                                                                          70,117,373
Contributions                     1,259,098                         15,531     27,324       38,333        15,670     26,185,218
Inter Fund Transfers              4,123,296         855,987        658,686    543,485    1,792,554       254,563             --
Interest and dividend Income        298,487         437,553          6,741      1,625           --         2,585      8,212,924
Realized/Unrealized Gain(Loss)     (276,542)             --        (18,376)   (14,476)      12,935        (8,925)     6,772,771
Distributions                       (61,043)       (247,123)        (2,439)       (90)      (3,500)         (630)    (7,696,104)
Net Assets transferred from
 Master Trust                                                                                                         6,679,563
Balance April 30, 1994         $  6,774,415    $  6,323,465    $   660,143   $557,868   $1,840,322      $263,263   $214,069,688

1993
Balance, April 30, 1992         $        --    $         --    $        --   $     --   $       --      $     --   $         --
Net Assets Transferred from
 Master Trust                                     5,209,310                                                         109,278,412
Contributions                        48,124              --                                                           5,621,187
Inter Fund Transfers                764,634         (36,895)                                                                 --
Interest and dividend Income             --         174,384                                                           1,300,611
Realized/Unrealized Gain(Loss)      (12,772)             --                                                         (10,754,969)
Distributions                            --         (69,751)                                                         (1,647,298)
Balance April 30, 1993          $   799,986    $  5,277,048    $        --   $     --   $       --      $     --   $103,797,943


NOTE 8--INTEREST IN THE MASTER TRUST FUND

Activity relating to the Master Trust is allocated to the participating plans based upon each plan's net asset value at the beginning of the year.

The Plan's interest in the total net assets held in the master trust fund and changes in net assets during the period are allocated as follows:

                                  Balanced          Interest         Medtronic         Stock            Loan
                                    Fund          Income Fund       Stock Fund       Index Fund         Fund             Total

1994

Interest in Master Trust
  at April 30, 1993             $           --    $  22,594,115    $          --    $          --    $         --     $  22,594,115

Contributions
Inter Fund Transfers
Interest and Dividend Income                          2,063,471                                                           2,063,471
Realized/Unrealized Gain(Loss)
Expenses                                                 (9,260)                                                             (9,260)
Distributions
Net Assets Transferred to
  Individual Trust                                   (6,679,563)                                                         (6,679,563)

Interest in Master Trust
  at April 30, 1993              $          --       17,968,763    $          --    $          --    $         --     $  17,968,763

1993

Interest in Master Trust
  at April 30, 1992              $  18,871,197    $  49,898,489    $  22,574,935    $   8,557,191    $   4,251,129    $ 104,152,941

Contributions                        2,204,213        5,721,560        4,119,945        1,348,682               --       13,394,400
Inter Fund Transfers                (3,288,345)       1,651,704          525,516          348,328          762,797               --
Interest and Dividend Income           472,405        3,797,785          207,124          175,526          246,301        4,899,141
Realized/Unrealized Gain(Loss)         562,184               --       10,541,293          508,688               --       11,612,165
Expenses                              (132,035)        (163,326)        (116,378)         (28,640)              --         (440,379)
Distributions                         (290,752)        (819,510)        (453,264)        (131,298)         (50,917)      (1,745,741)
Net Assets Transferred to
  Individual Trust                 (18,398,867)     (37,492,587)     (37,399,171)     (10,778,477)      (5,209,310)    (109,278,412)

Interest in Master Trust
  at April 30, 1993               $         --    $  22,594,115     $         --    $          --    $          --    $  22,594,115


The financial data of the master trust fund on an accrual basis is as follows:


                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                                  (Unaudited)

                                                   April 30,
Assets                                      1994                1993
- -------                                 -------------          ----------

Investments at Market:
  Short-Term Investment Fund          $     8,482,466   $     5,383,985
  U.S. Government Securities                7,193,123         6,819,683
  Municipal Debt Securities                 1,854,351
  Corporate Debt Securities                 5,598,194         6,352,857
  Common Stock:
      Medtronic, Inc.                      75,310,125        70,800,667
      Others                               43,106,743        40,943,163
  Capital/Real Estate Funds                   767,491         1,373,361
                                      ---------------   ---------------
                                          142,312,493       131,673,716
  Deposits with Insurance Companies,
     at contract value                     17,200,079        36,580,606
                                      ---------------   ---------------
    Total Investments                     159,512,572       168,254,322


Accrued Income                              1,247,033         1,420,801
                                      ---------------   ---------------

     Total Assets                         160,759,605       169,675,123
                                      ---------------   ---------------

Liabilities

Cash Overdrawn                                335,118           752,801
Accrued Expenses                              257,705           124,415
Loan From Medtronic, Inc.                  32,300,000        33,550,000
                                      ---------------   ---------------

     Total Liabilities                     32,892,823        34,427,216
                                      ---------------   ---------------

Net Assets Available for Benefits     $   127,866,782   $   135,247,907
                                      ===============   ===============

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                                  (Unaudited)

                                                Years ended April 30,
                                                 1994           1993
Additions:
Contributions:
     Employer                              $   8,770,303   $  12,492,581
     Employee                                         --      10,597,799

Investment Income:
     Interest Income                           3,428,021       8,324,423
     Dividend Income                           1,301,357       1,811,411
     Other Income                                  2,501              --
     Net Appreciation in Fair Value
         of Investments                       11,819,108      29,427,846
                                           -------------   -------------

             Total Investment Income          16,550,987      39,563,680

Total Additions                               25,321,290      62,654,060
                                           -------------   -------------

Deductions:

     Interest Expense                          3,019,500       3,216,459
     Benefit Payments                          1,619,424       5,328,382
     Expenses                                    687,838       1,232,991
                                           -------------   -------------

             Total Deductions                  5,326,762       9,777,832
                                           -------------   -------------

Increase in Net Assets                        19,994,528      52,876,228

Net Assets Transferred to Other Trustees      27,375,653     186,265,591

Net Assets Available for Benefits:

     Beginning of Year                       135,247,907     268,637,270
                                           -------------   -------------

     End of year                           $ 127,866,782   $ 135,247,907
                                           =============   =============

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                               MASTER TRUST FUND

For the years ended April 30, 1994 and 1993, investments in the Master Trust Fund(including gains and losses on investments bought and sold during the year) appreciated (depreciated) in value as follows:

                                       Years ended April 30,
                                       1994            1993
Net Appreciation (Depreciation)
 in Fair Value of
Investments:
     U.S. Government Securities   $   (377,822)   $    736,295
     Corporate Debt Securities        (488,391)        753,186
     Municipal Debt Securities        (138,029)             --
     Common Stock:
        Medtronic, Inc.                790,000      21,360,146
        Others                      11,978,518       6,488,052
     Capital/Real Estate Funds          54,832          90,167
                                  ------------    ------------

                                  $ 11,819,108    $ 29,427,846
                                  ============    ============

                                                          ADDITIONAL INFORMATION

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

 SCHEDULE I- ITEM 27A FORM 5500-SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                 APRIL 30, 1994




Description of Investment                  Investment Type               Participants    Shares       Cost       Market Value

Medtronic, Inc. Common Stock Fund    Company Stock Fund                      2,733     6,520,826   $49,241,022   $51,432,564
Medtronic Interest Income Fund       Unallocated Insurance Contract          3,894    85,490,147    85,490,147
Vanguard Wellington Fund             Registered Investment Company           2,541     1,863,849    37,060,783    36,713,136
Vanguard Explorer Fund               Registered Investment Company             725       112,995     5,232,321     4,977,881
VMMR Prime Portfolio                 Registered Investment Company             194       928,174       928,637       928,637
Vanguard 500 Portfolio Index         Registered Investment Company           1,563       426,659    17,909,464    18,107,847
Vanguard Windsor II                  Registered Investment Company             781       405,038     7,003,492     6,774,415
Loan Fund                            Loans Other Than Mortgages              1,128     6,323,465     6,323,465
Vanguard  Prime Cap Fund             Registered Investment Company              77        29,997       571,373       557,868
Vanguard International Growth Fund   Registered Investment Company             138       134,035     1,827,302     1,840,322
Vanguard Bond Market Fund            Registered Investment Company              18        27,645       272,195       263,263
Vanguard Wellesley Income Fund       Registered Investment Company              55        36,518       677,773       660,143
Interest in Master Trust             Unallocated Insurance Contracts         3,894    17,968,763    17,968,763
                                                                                                   -----------   -----------

                                        TOTALS                                                    $230,506,737  $232,038,451
                                                                                                 =============  ============



The above data was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, and First Trust, the Plan Trustees .

                                                         ADDITIONAL INFORMATION

                  MEDTRONIC, INC. AND PARTICIPATING EMPLOYERS
                          SUPPLEMENTAL RETIREMENT PLAN

      SCHEDULE II- ITEM 27D FORM 5500-SCHEDULE OF REPORTABLE TRANSACTIONS

                           YEAR ENDED APRIL 30, 1994





                                      Cost of           No. of    Proceeds           No. of   Cost of       Net Historical
  Description of Investment          Purchases        Purchases  from Sales          Sales      Sales        Gain or (Loss)

Medtronic, Inc. Common Stock Fund    $31,258,816           181   $18,869,628           233   $18,002,127   $   867,501
Medtronic Interest Income Fund        66,055,633           233    21,084,224           233    21,084,224             0
Vanguard Wellington Fund              26,053,909           190     7,880,999           201     7,751,691       129,308
Vanguard Explorer Fund                 6,682,528           181     1,757,436           106     1,788,073       (30,637)
VMMR Prime Portfolio                   2,585,682           118     1,680,799            84     1,680,799             0
Vanguard 500 Portfolio Index          11,499,172           154     4,646,806           185     4,494,709       152,097
Vanguard Wellesley Income Fund           703,835            28        25,944             9        26,690          (746)
Vanguard Windsor II                    8,376,328           190     2,133,415           115     2,193,481       (60,066)
Vanguard  Prime Cap Fund                 592,871            29        21,355             6        22,326          (971)
Vanguard International Growth Fund     1,896,555            35        71,865            11        71,948           (83)
Vanguard Bond Market Fund                275,555            13         3,725             2         3,717             8


The above data represents information relating to the Plan's individual trust only. It was prepared from information certified as complete and accurate by Vanguard Fiduciary Trust Company, the Plan Trustee.

                       Consent of Independent Accountants







We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37529) of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan of our report dated September 30, 1994 appearing in this Annual Report of the Medtronic, Inc. and Participating Employers Supplemental Retirement Plan on Form 11-K for the year ended April 30, 1994.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
October 18, 1994